UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 28, 2021

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

iPower Inc.

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2021, iPower Inc., a Nevada corporation (the “Company”), entered into a Lease agreement (the “Lease Agreement”) with 9th & Vineyard, LLC, a Delaware limited liability company (the “Landlord”), to lease from the Landlord approximately 99,347 square feet of space located at 8798 9th Street, Rancho Cucamonga, California (the “Premises”). The Company expects to use the Premises for the storage and distribution of hydroponic equipment, lighting and garden accessories, home products, pet products, other consumer products and other ancillary uses. The term of the Lease Agreement is for 62 months, commencing on the date on which the Landlord completes certain proscribed improvements on the property (the “Rent Commencement Date”). The Lease Agreement does not provide for an option to renew.

Under the terms of the Lease Agreement, the Company paid an initial security deposit of $228,498.10 and, upon the Rent Commencement Date (which shall be the date on which the Premises shall be delivered to the Company following completion of certain improvements to be made by the Landlord, with such delivery to be on or before November 15, 2021), the Company’s initial monthly base rent (the “Base Rent”) will be approximately $114,249.05 and will increase on each anniversary of the Rent Commencement Date as follows:

Months	Price Per Square Foot of the Premises Per Month	Monthly Base Rent
1-12	$1.15 per square foot per month	$114,249.05
13-24	$1.19 per square foot per month	$118,222.93
25-36	$1.23 per square foot per month	$122,196.81
37-48	$1.27 per square foot per month	$126,170.69
49-60	$1.31 per square foot per month	$130,144.57
61-62	$1.36 per square foot per month	$135,111.92

In addition, the Company will be responsible for its pro rata share of certain costs, including utility costs, insurance and common area costs, as further detailed in the Lease Agreement. Following the Rent Commencement Date, the first two months of the Base Rent will be abated.

This summary of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Lease Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 of this Current Report on Form 8-K is as set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated by reference herein.

Item 8.01	Other Events.

On August 2, 2021, the Company issued a press release disclosing the Company’s entry into the above disclosed Lease Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Lease Agreement, dated July 28, 2021, between iPower Inc. and 9th & Vineyard, LLC.
99.1	Press Release, dated August 2, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2021

iPOWER INC.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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